EXHIBIT 7.5
                                                                       Exhibit D
                                                                       ---------


                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into this 31st day of July, 2002, by and between FORTUNE DIVERSIFIED INDUSTRIES, INC., a Delaware corporation (the "Company"), and ROBERT J. KINGSTON, a resident of the State of Indiana ("Kingston").

     WHEREAS, the Company purchased from Kingston all of the issued and outstanding shares of Kingston Sales Corporation, an Indiana corporation, pursuant to that certain Stock Purchase Agreement by and among the Company, Kingston and Kingston Sales Corporation dated of even date herewith (the "Stock Purchase Agreement");

     WHEREAS, in partial consideration for the sale by Kingston of such shares, the Company issued to Kingston 8,000,000 shares of the Company's Common Stock (the "Common Stock"); and

     WHEREAS, the Company is required, in accordance with the Stock Purchase Agreement, to enter into this Agreement and to grant the rights granted hereunder.

     NOW, THEREFORE, in consideration of the foregoing, the parties to this Agreement hereby agree as follows:

     1. Incidental or Piggy-Back Registration Rights Granted to Kingston.
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          (a) Notice of Registration. The Company shall promptly provide written notice to Kingston if the Company shall determine to register any of its Common Stock, preferred stock or any other capital stock ("Capital Stock") for sale in an underwritten offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan, or (ii) a registration of securities on Form S-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation), or if the Company shall register any of its Capital Stock pursuant to a demand request for registration by any holder of the Company's Capital Stock other than Kingston. Kingston shall have ten
     (10) days following the receipt of such notice from the Company to provide written notice to the Company of Kingston's desire to include Kingston's Common Stock and/or any other shares of Capital Stock owned beneficially by Kingston ("Subject Stock") within such registration, which notice shall specify the number of shares of Subject Stock Kingston desires to include. Subject to the provisions of Section 1(b), the Company shall include in such registration all the Subject Stock specified in Kingston's notice to the Company (each an "Incidental Registration"). The right of


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     Kingston to have Subject Stock included in a registration pursuant to this
     Section shall be conditioned upon Kingston's entrance into (together with the Company and/or the other holders, if any, distributing their securities through such underwriting) an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company or by the stockholders who have demanded such registration.

          (b) Cutback. If the lead managing underwriter of an offering covered by Section 1(a) shall advise the Company in writing on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Capital Stock (including Subject Stock) requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the marketing of the Capital Stock being offered, then the Company will include in such registration, first, all the securities the Company proposes to register for its own account, second, only the number of shares requested to be registered for the account of John F. Fisbeck, Carter Fortune, Kingston and any other persons or entities that received shares of the Company under the terms of an acquisition by the Company of another business entity consummated within two (2) years of the date of this Agreement, collectively, which, when added to the securities to be sold by the Company, does not cause the total number of registered shares to exceed the amount which can be sold in such offering without adversely affecting the marketing of the Capital Stock being offered, according to the lead managing underwriter. If the number of shares requested to be registered by the aforementioned persons and entities (other than the Company) exceed the amount which can be sold in such offering by virtue of the foregoing cutback mechanism, the number of shares to be included in such offering shall be reduced pro rata among the requesting holders based upon the number of shares of stock owned by such holders. Notwithstanding anything in this Agreement to the contrary, in no event shall Kingston have any registration rights more favorable than the registration rights available to Carter Fortune and John Fisbeck. provided, however, that if the Company will not, by virtue of the foregoing cutback mechanism, include in any such registration all of the Subject Stock requested to be included in such registration, Kingston may, upon written notice to the Company given within three (3) days of the time Kingston is first notified of such matter, reduce the amount of Subject Stock Kingston desires to have included in such registration, whereupon only the Subject Stock Kingston desires to have included, if any, will be considered for such inclusion.

     2. Obligations of the Company.
        ---------------------------

          (a) Registration Statement Filing. Whenever the Company is required by the provisions of this Agreement to effect the registration of any Subject Stock under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall (i) prepare and, as soon as reasonably possible, file with the SEC a registration statement with respect to the shares of Subject Stock, and shall use its best efforts to cause such registration statement to become effective and to remain effective until the earlier of the sale of the shares of Subject Stock so registered or such time as Kingston may sell all of the shares of Subject Stock pursuant to Rule 144 within a six-month period, (ii) prepare


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     and file with the Securities and Exchange Commission ("SEC") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such registration statement until the earlier of the sale of the shares of Subject Stock so registered or such time as Kingston may sell all of the shares of Subject Stock pursuant to Rule 144 within a six (6) month period, and (iii) take all such other actions either necessary or desirable to permit the shares of Subject Stock held by Kingston to be registered and disposed of in accordance with the method of disposition described herein.

          (b) Postponement. Notwithstanding the foregoing, if the Company shall furnish to Kingston a certificate signed by its Chairman, Chief Executive Officer or Chief Financial Officer stating that (i) filing a registration statement or maintaining effectiveness of a current registration statement would have a material adverse effect on the Company or its stockholders, or
     (ii) the Company has determined in good faith that the filing or maintaining effectiveness of a current registration statement would require disclosure of material information that the Company desires to retain as confidential for a valid business purpose, the Company shall be entitled to postpone filing or suspend the use by Kingston of the registration statement for a reasonable period of time.


          (c) Provisions Applicable to Registration Statements. In connection with any registration statement, the following provisions shall apply:


               (i) The Company shall furnish to Kingston, prior to the filing thereof with the SEC, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein, and shall use its reasonable efforts to reflect in each such document, when so filed with the SEC, such reasonable comments as Kingston and its counsel may propose.

               (ii) The Company shall take such action as may be necessary so that (A) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder, (B) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (iii) The Company shall advise Kingston and, if requested by Kingston, confirm such advice in writing:


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                    (A) when a registration statement and any amendment thereto has been filed with the SEC and when the registration statement or any post-effective amendment thereto has become effective;

                    (B) of any request by the SEC for amendments or supplements to the registration statement or the prospectus included therein or for additional information;

                    (C) the issuance by the SEC of any stop order suspending
               effectiveness of the registration statement or the initiation of any proceedings for that purpose;

                    (D) the receipt by the Company of any notification with
               respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                    (E) the happening of any event of which the Company has
               knowledge that requires the making of any changes in the registration statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Subject Stock until the requisite changes have been made).

               (iv) The Company shall use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the registration statement relating to the Subject Stock at the earliest possible time.

               (v) The Company shall furnish to Kingston with respect to the registration statement relating to the Subject Stock, without charge, such number of copies of such registration statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as Kingston shall reasonably request.

               (vi) The Company shall furnish to Kingston such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) relating to the Subject Stock, in conformity with the requirements of the Securities Act, as Kingston may reasonably request in order to effect the offering and sale of the shares of Subject Stock to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current, and the Company consents


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          (except during the continuance of any event described in Sections 2(b)
          or 2(c)(iii)(E)) to the use of the Prospectus or any amendment or supplement thereto by Kingston in connection with the offering and sale of the Subject Stock covered by the Prospectus or any amendment or supplement thereto.

               (vii) Prior to any offering of Subject Stock pursuant to any registration statement, the Company shall use its best efforts to register or qualify the shares of Subject Stock covered by such registration statement under the securities or blue sky laws of such states as Kingston shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the shares of Subject Stock so registered or 90 days subsequent to the effective date of the registration statement, and do any and all other acts and things either reasonably necessary or advisable to enable Kingston to consummate the public sale or other disposition of the shares of Subject Stock in jurisdictions where Kingston desires to effect such sales or other disposition; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not to subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

               (viii) In connection with any offering of shares of Subject Stock registered pursuant to this Agreement, the Company shall (x) furnish Kingston, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the shares of Subject Stock being sold in such denominations and registered in such names as Kingston shall request, and (y) instruct the transfer agent and registrar of the Subject Stock to release any stop transfer orders with respect to the shares of Subject Stock.

               (ix) Upon the occurrence of any event contemplated by Section 2(c)(iii)(B) above, the Company shall promptly prepare a post-effective amendment to any registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Subject Stock included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies Kingston of the occurrence of any event contemplated by Sections 2(b) or 2(c)(iii)(E) above, Kingston shall suspend the use of the prospectus until the requisite changes to the prospectus have been made.

               (x) The Company shall, if requested, promptly include or incorporate in a prospectus supplement or post-effective amendment to a registration statement, such information as the managing underwriters administering an underwritten offering of the Subject Stock registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such prospectus statement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment.


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               (xi) If requested, the Company shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms reasonably acceptable to the Company containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 4 (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Section 4.

               (xii) The Company will use its best efforts to cause the Subject Stock to be admitted for quotation on the OTC Bulletin Board, Nasdaq National Market, New York Stock Exchange or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the effective date of any registration statement hereunder, if any.

               (xiii) In connection with any registration hereunder, Kingston will furnish to the Company in writing such information with respect to himself and the proposed distribution by him as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

          (d) Availability of Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Subject Stock to the public without registration, the Company agrees to:

               (i) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144 (or any successor provision) of the Securities Act, at all times;

               (ii) During the term of this Agreement, to furnish to Kingston upon request (A) a copy of the most recent annual or quarterly report of the Company, and (B) such other reports and documents of the Company as Kingston may reasonably request in availing itself of any rule or regulation of the SEC allowing Kingston to sell any such securities without registration.

     3. Expenses. The Company shall pay all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of the Company's outside counsel and independent accountants incurred in connection with the preparation, filing and amendment of any registration statement authorized by this Agreement (but excluding underwriters' and brokers' discounts and commissions and fees of Kingston and underwriter's counsel and related costs applicable to the sale of Subject Stock which costs shall be paid by Kingston).

     4. Indemnification and Contribution

          (a) Indemnification by the Company. In the case of any offering registered


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     pursuant to this Agreement, the Company agrees to indemnify and hold
     Kingston, each underwriter (if any) of shares of Subject Stock under such registration statements and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act harmless against any and all losses, claims, damages, liabilities or amounts paid in settlement as permitted by this Agreement to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, from time to time upon request, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) relating to the sale of such shares of Subject Stock, including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this
     Section 4(a) shall not apply to such losses, claims, damages, liabilities or actions which shall arise from the sale of shares of Subject Stock to any person if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon an untrue statement or alleged untrue statement or omission or alleged omission made to the Company by Kingston or any such underwriter specifically for use in connection with the preparation of the registration statement or any such amendment thereof of supplement thereto, or (y) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall have been sent or given to such person at or prior to the confirmation of such sale to him.

          (b) Indemnification by Kingston. In the case of each offering registered pursuant to this Agreement, Kingston agrees, in the same manner and to the same extent as set forth in Section 4(a) of this Agreement, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, its directors and those officers of the Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) or prospectus contained in such registration document (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished to the Company by Kingston specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof of supplement thereto.

          (c) Notice of Claims. Each party indemnified under Section 4(a) or
     Section 4(b) of this Agreement shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served on such indemnified party. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in
     Section 4(a) or Section 4(b) of this Agreement, unless the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if any indemnified party or parties reasonably determine that there may be legal defenses available to such indemnified party that are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party shall not be entitled to assume such defense. If an indemnifying party assumes the defense of an action in accordance with and as permitted by the provisions of this paragraph, such indemnifying party shall not be liable to such indemnified party under Section 4(a) or Section 4(b) of this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action of separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this
     Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company and Kingston shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by the Company and Kingston as incurred; provided that no person guilty of

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     fraudulent misrepresentation (within the meaning of Section 11(f) of the
     Securities Act) shall be entitled to contribution from any person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and Kingston, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and Kingston, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of Kingston, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by on behalf of Kingston, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Kingston agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4(d), each person who controls the Company or Kingston within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Kingston or the Company, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

          (e) Underwriter Compliance. The Company may require, as a condition to entering into any underwriting agreement with respect to the registration of Subject Stock, that the Company shall have received an undertaking reasonably satisfactory to it from each underwriter named in any such underwriting agreement, severally and not jointly, to comply with the provisions of paragraphs (a) through (d) of this Section 4.

          (f) Survival. The obligations of the Company and Kingston under this
     Section 4 shall survive the completion of any offering of Subject Stock in a registration statement.

     5. Notices. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, postage prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

          (a) If to the Company, to it at:

              Fortune Diversified Industries, Inc.
              6809 Corporate Drive
              Indianapolis, IN  46278

              With an additional copy to:

              Robert J. Milford, Esquire
              DREWRY SIMMONS PITTS & VORNEHM, LLP
              8888 Keystone Crossing, Suite 1200
              Indianapolis, IN 46240

          (b) If to Kingston, to him at:

              Robert J. Kingston
              12158 Crestwood Drive
              Carmel, IN  46033

              With an additional copy to:

              John A. Millspaugh, Esq.
              Bose McKinney & Evans LLP
              2700 First Indiana Plaza
              135 North Pennsylvania Street
              Indianapolis, IN  46204

All such notices and communications shall be effective when received by the addressee.

     6. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Indiana as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

     7. Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     10. Termination of Company Obligation. All registration rights provided hereunder shall terminate upon the earlier of (i) the date Seller ceases to own five percent (5%) or more of the issued and outstanding voting capital stock of Buyer, or (ii) the fourth (4th) anniversary of the date of this Agreement.

     11. Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company demand registration rights, or registration rights with respect to such securities that would allow such holder or prospective holder to have registration rights more favorable than those contained herein so long as any of the registration rights under this Agreement remain in effect.






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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.


                                      Fortune Diversified Industries, Inc.
                                      (the "Company")


                                      ------------------------------------
                                      Carter Fortune, CEO




                                      Robert J. Kingston
                                      ("Kingston")


                                      ------------------------------------
                                      Robert J. Kingston, Individually